Exhibit 99.1

65 West Watkins Mill Road Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com

FOR IMMEDIATE RELEASE

Retail Investor and Media Contact:	Institutional Investor Contact:
GenVec, Inc.	S.A. Noonan Communications
Douglas J. Swirsky	Susan A. Noonan
(240) 632-5510	(212) 966-3650
dswirsky@genvec.com	susan@sanoonan.com

GENVEC REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

GAITHERSBURG, MD - May 10, 2012 - Today GenVec, Inc. (NASDAQ: GNVC) announced financial results for the first quarter ended March 31, 2012. GenVec reported a net loss of $3.2 million, or $0.25 per share, compared with a net loss of $2.2 million, or $0.17 per share, in the comparable quarter of 2011.

First Quarter and Recent Business Highlights

Hearing Loss and Balance Disorders Program

•	GenVec extended its Research Collaboration and License Agreement with Novartis. Under the extension, Novartis will fund research at GenVec through January 2013 to support the Company’s hearing loss and balance disorders program.

Vaccine Programs

•	Encouraging preclinical proof of concept data generated in non-human primates involving GenVec’s respiratory syncytial virus (RSV) vaccine program were presented at Keystone Symposia’s 2012 Meeting on Viral Immunity and Host Gene Influence. GenVec’s vaccine technology induced neutralizing antibody and significant T-cell responses with a single administration. The immune responses were consistent with protective responses without disease potentiation, and multiple administrations increased the neutralizing antibody responses.

•	GenVec received a grant of approximately $590,000 over two years from the National Institute of Allergy and Infectious Diseases (NIAID) of the National Institutes of Health (NIH) to support the Company’s RSV vaccine program. This grant will be used to further advance the novel pediatric RSV vaccine.

•	GenVec received a grant of $600,000 over two years from the NIAID to support the Company’s malaria vaccine program. This grant will be used to identify novel antigens for malaria vaccine development.

•	A research paper on GenVec’s new vaccine vectors titled “Modification of Ad5 Hexon Hypervariable Regions Circumvents Pre-Existing Ad5 Neutralizing Antibodies and Induces Protective Immune Responses” was published online in PloS ONE.

Financial Results for the Three Months Ended March 31, 2012

Revenue for the first quarter decreased 40% to $3.2 million from $5.3 million in the same period last year. The decrease for the three-month period ended March 31, 2012, is primarily due to lower revenue associated with our hearing program of $1.8 million. The lower revenue for our hearing program is due mainly to reduced work scope associated with manufacturing activities which were completed in preparation for clinical studies under our Novartis agreements in 2012 as compared to the 2011 period. In addition, there is a $0.4 million decrease due to the recognition of the non-refundable upfront license fee which was fully recognized as of January 2012. Also contributing to the decrease is a reduction in revenue associated with our HIV program of $0.6 million due to reduced work scope. Partially offsetting these decreases are increased revenue associated with grant work performed for our malaria and NIH programs of $0.2 million.

Operating expenses for the first quarter of 2012 decreased 15% to $6.4 million from $7.5 million in the same period last year.

Research and development expenses for the three-month period ended March 31, 2012, decreased 23% to $4.3 million from $5.6 million in 2011. The decrease is primarily due to lower manufacturing and equipment costs associated with our hearing program. Also contributing to a lesser extent are reduced personnel costs due mainly to the termination of our TNFerade trial in March 2010. These decreases are partially offset by increased field safety study costs associated with our foot-and-mouth disease (FMD) program.

General and administrative expenses for the three-month period ended March 31, 2012, increased 6% with an expense of approximately $2.0 million in 2012 as compared to $1.9 million in 2011. During the three-month period ended March 31, 2012, we experienced higher professional costs.

GenVec ended the first quarter of 2012 with $24.2 million in cash, cash equivalents, and short-term investments. “The first quarter of 2012 was a productive period for research with some good accomplishments,” commented GenVec’s Senior Vice President and Chief Financial Officer, Douglas J. Swirsky. “Based on our current operations, we currently anticipate our cash burn this year will average approximately $2.0 million per quarter.”

Conference Call Information

GenVec will hold a conference call today at 10:00 a.m. EDT to discuss the Company’s first quarter financial results. To listen to the live conference call, please dial 877-558-0567 (U.S. or Canada) or 706-643-4980 (international) and use the following Conference ID: 47685978. An audio replay of the conference call will be available starting at 1:00 p.m. EDT on May 10, 2012 through May 17, 2012. To listen to the audio replay, dial 855-859-2056 or 404-537-3406 and use Conference Replay ID: 47685978.

To access the webcast or the replay, go to www.genvec.com, click on “Investors and Media,” and click on “Events and Presentations.”

About GenVec

GenVec is a biopharmaceutical company using differentiated, proprietary technologies to create superior therapeutics and vaccines. A key component of our strategy is to develop and commercialize our product candidates through collaborations. GenVec is working with leading companies and organizations such as Novartis, Merial, and the U.S. Government to support a portfolio of product programs that address the prevention and treatment of a number of significant human and animal health concerns. GenVec’s development programs address therapeutic areas such as hearing loss and balance disorders; as well as vaccines against infectious diseases including respiratory syncytial virus (RSV), herpes simplex virus (HSV), dengue fever, malaria, and human immunodeficiency virus (HIV). In the area of animal health, we are developing vaccines against foot-and-mouth disease (FMD). Additional information about GenVec is available at www.genvec.com and in the Company’s various filings with the Securities and Exchange Commission.

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding funding, grants, collaborations, revenues, cash burn rates, the development of products and the success of the Company’s collaborations, including with Novartis and Merial, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by GenVec to secure and maintain relationships with collaborators; risks relating to the early stage of GenVec’s product candidates under development; uncertainties relating to research and development activities; risks relating to the commercialization, if any, of GenVec’s proposed product candidates; dependence on the efforts of collaborators and third parties; dependence on intellectual property; currently unanticipated expenses, and risks that we may lack the financial resources and access to capital to fund our operations. Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.

(Tables to follow)

GenVec, Inc.

Condensed Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues	$3,164	$5,286

Operating expenses:
Research and development	4,323	5,592
General and administrative	2,044	1,922
Total operating expenses	6,367	7,514

Loss from operations	(3,203)	(2,228)

Other income:
Interest income, net	8	12
Other income	1	-
Total other income, net	9	12

Net loss	$(3,194)	$(2,216)

Basic and diluted net loss per share	$(0.25)	$(0.17)
Shares used in computation of basic and diluted net loss per share	12,938	12,914

GenVec, Inc.

Selected Balance Sheet Information

(in thousands)

	March 31, 2012	December 31, 2011
	(unaudited)
Cash, cash equivalents and short-term investments	$24,158	$26,446
Working capital	22,850	25,739
Total assets	26,949	29,866
Stockholders’ equity	23,679	26,538

###